[Aetna logo]        Aetna Life Insurance and Annuity Company
                    Home Office: 151 Farmington Avenue
                    P.O. Box 30670
                    Hartford, Connecticut 06150-0670
                    (800) 531-4547

                    You may call the toll-free number shown above for answers to questions or to resolve a complaint.

                    Aetna Life Insurance and Annuity Company, a stock company, herein called Aetna, agrees to pay the benefits stated in this Contract.


Specifications
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Plan
  SPECIMEN
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Type of Plan
  SPECIMEN
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Contract Holder
  SPECIMEN
  SPECIMEN
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Annuitant
  SPECIMEN
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Contract Number
  SPECIMEN
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Effective Date
  SPECIMEN
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This Contract is delivered in  YOUR STATE                 and is subject to the
laws of that jurisdiction

The variable features of the Contract are described in parts III and IV.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days by returning it to the agent from whom it was purchased, or to Aetna at the address shown above. Within seven days of receiving the Contract at its home office, Aetna will return the amount of Certificate Holder Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, allocated to the Separate Account fund(s).

This page and the pages that follow constitute the entire Contract.

Signed at the home office on the Effective Date.

/s/Daniel Kearney                  /s/Susan M. Schechter
     President                           Secretary

           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications
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Guaranteed               There is a guaranteed interest rate for Purchase
Interest Rate            Payment(s) held in the AG Account. (See Contract
                         Schedule I).
--------------------------------------------------------------------------------
Deductions from          There will be deductions for mortality and expense
the Separate             risks and administrative fees. (See Contract
Account                  Schedule I and II).
--------------------------------------------------------------------------------
Deduction from           Purchase Payment(s) are subject to a deduction for
Purchase                 premium taxes, if any. (See 3.01.)
Payment(s)
--------------------------------------------------------------------------------
Surrender                There will be a charge deducted upon surrender. (See
Fee                      Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. THEREFORE, IT IS IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                              Contract Schedule I
                              Accumulation Period

Separate Account
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Separate Account:             Variable Annuity Account B

Charges to Separate           A daily charge is deducted from any portion of the
Account:                      Current Value allocated to the Separate Account.
                              The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                              Administrative Charge         0.15%
                              Mortality Risk Charge         0.35%
                              Expense Risk Charge           0.90%
                                                            -----
                              Total Separate Account
                              Charges                       1.40%

ALIAC Guaranteed Account (AG Account)
--------------------------------------------------------------------------------

Minimum Guaranteed            3.0% (effective annual rate of return)
Interest Rate:

Separate Account and AG Account
--------------------------------------------------------------------------------

Transfers:                    An unlimited number of Transfers are allowed
                              during the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:              The annual Maintenance Fee is $30. If the
                              Account's Current Value is $50,000 or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.

                              Accumulation Period

Separate Account and AG Account (Cont'd)
--------------------------------------------------------------------------------
Surrender Fee:                For each surrender, the Surrender Fee will be
                              determined as follows:

                              Length of Time from Deposit of Net           Surrender Fee
                              Purchase Payment (Years)                   (as percentage of
                                                                        Net Purchase Payment)
                              Less than 2 years                                 7%
                              2 or more but less than 4 years                   6%
                              4 or more but less than 5 years                   5%
                              5 or more but less than 6 years                   4%
                              6 or more but less than 7 years                   3%
                              7 years or more                                   0%

Systematic Withdrawal         The specified payment or specified percentage may
Option (SWO):                 not be greater than 10% of the Account's Current
                              Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate           A daily charge at an annual effective rate of
Account: 1.25% for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed      If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:       net return rate of 5.0% may be elected. If 5.0% is
                              not elected, Aetna will use an assumed annual net return rate of 3.5%.

                              The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                              The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                              If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                              (a) 4.75% on an annual basis plus an annual
                                  return of up to 0.25% to offset the
                                  administrative charge set at the time
                                  Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                              (b) 6.25% on an annual basis plus an annual return
                                  of up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
--------------------------------------------------------------------------------
Minimum Guaranteed            3.0% (effective annual rate of return)
Interest Rate:


See 1. GENERAL DEFINITIONS for explanations.

                               TABLE OF CONTENTS

I. GENERAL DEFINITIONS
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                                                                         Page
1.01 Accumulation Period ...............................................  9
1.02 Adjusted Current Value ............................................  9
1.03 ALIAC Guaranteed Account (AG Account) .............................  9
1.04 Annuitant .........................................................  9
1.05 Annuity ...........................................................  9
1.06 Beneficiary .......................................................  9
1.07 Code ..............................................................  9
1.08 Contract ..........................................................  9
1.09 Contract Holder ...................................................  9
1.10 Current Value .....................................................  9
1.11 Deposit Period ....................................................  9
1.12 Dollar Cost Averaging ............................................. 10
1.13 Fixed Annuity ..................................................... 10
1.14 Fund(s) ........................................................... 10
1.15 General Account ................................................... 10
1.16 Guaranteed Rates - AG Account ..................................... 10
1.17 Guaranteed Term ................................................... 10
1.18 Guaranteed Term(s) Groups ......................................... 10
1.19 Maintenance Fee ................................................... 10
1.20 Market Value Adjustment (MVA) ..................................... 11
1.21 Matured Term Value ................................................ 11
1.22 Matured Term Value Transfer ....................................... 11
1.23 Maturity Date ..................................................... 11
1.24 Net Purchase Payment(s) ........................................... 11
1.25 Nonunitized Separate Account ...................................... 11
1.26 Purchase Payment(s) ............................................... 11
1.27 Reinvestment ...................................................... 11
1.28 Separate Account .................................................. 12
1.29 Surrender Value ................................................... 12

                                                                        Page
1.30 Transfers ......................................................... 12
1.31 Valuation Period (Period) ......................................... 12
1.32 Variable Annuity .................................................. 12

II. GENERAL PROVISIONS
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2.01 Change of Contract ................................................ 12
2.02 Change of Fund(s) ................................................. 13
2.03 Nonparticipating Contract ......................................... 13
2.04 Payments and Elections ............................................ 13
2.05 State Laws ........................................................ 13
2.06 Control of Contract ............................................... 13
2.07 Designation of Beneficiary ........................................ 14
2.08 Misstatements and Adjustments ..................................... 14
2.09 Incontestability .................................................. 14
2.10 Grace Period ...................................................... 14

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------
3.01 Net Purchase Payment .............................................. 14
3.02 Fund(s) Record Units -- Separate Account .......................... 15
3.03 Net Return Factor(s) -- Separate Account .......................... 15
3.04 Fund Record Unit Value -- Separate Account ........................ 15
3.05 Market Value Adjustment ........................................... 15
3.06 Transfer of Current Value from the Funds or AG Account ............ 17
3.07 Notice to the Certificate Holder .................................. 17
3.08 Loans ............................................................. 17
3.09 Systematic Withdrawal Option (SWO) ................................ 18
3.10 Death Benefit Amount .............................................. 19
3.11 Death Benefit Options Available to Beneficiary .................... 20
3.12 Liquidation of Surrender Value .................................... 21
3.13 Surrender Fee ..................................................... 21
3.14 Payment of Surrender Value ........................................ 22

                                                                        Page
3.15 Payment of Adjusted Current Value ................................. 22

IV. ANNUITY PROVISIONS
--------------------------------------------------------------------------------
4.01 Choices ........................................................... 23
4.02 Terms of Annuity Options .......................................... 23
4.03 Death of Annuitant/Beneficiary .................................... 24
4.04 Fund(s) Annuity Units -- Separate Account ......................... 25
4.05 Fund(s) Annuity Unit Value -- Separate Account .................... 25
4.06 Annuity Net Return Factor(s) -- Separate Account .................. 26
4.07 Annuity Options ................................................... 26

I. GENERAL DEFINITIONS
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1.01 Accumulation Period:               The period during which the Net Purchase
                                        Payment(s) are applied to a Contract to
                                        provide future Annuity payment(s).

1.02 Adjusted                           The Current Value of a Contract plus or
     Current Value:                     minus any aggregate AG Account MVA, if
                                        applicable. (See 1.20)

1.03 ALIAC Guaranteed                   An accumulation option where Aetna
     Account (AG Account):              guarantees stipulated rate(s) of
                                        interest for specified periods of time.
                                        All assets of Aetna, including amounts
                                        in the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

1.04 Annuitant:                         The person whose life is measured for
                                        purposes of the Guaranteed Death Benefit and the duration of Annuity payments under this Contract.

1.05 Annuity:                           Payment of an income:

                                        (a) For the life of one or two persons;
                                        (b) For a stated period; or
                                        (c) For some combination of (a) and (b).

1.06 Beneficiary:                       The individual or estate entitled to
                                        receive any death benefit under the
                                        Contract. If the Contract is held by
                                        joint Contract Holders, the survivor
                                        will be deemed the designated
                                        Beneficiary and any other Beneficiary on record will be treated as the contingent
                                        Beneficiary.

1.07 Code:                              The Internal Revenue Code of 1986, as it
                                        may be amended from time to time.

1.08 Contract:                          This agreement between Aetna and the
                                        Contract Holder.

1.09 Contract Holder:                   A person who purchases this Contract.
                                        Aetna reserves the right to limit
                                        ownership to natural persons. The
                                        Contract Holder has all right, title and interest under the Contract. If more than one Contract Holder owns the Contract, each Contract Holder will be a joint Contract Holder. Any joint
                                        Contract Holder must be the spouse of
                                        the other joint Contract Holder. Joint
                                        Contract Holders have joint ownership
                                        rights and both must authorize
                                        exercising any ownership rights unless
                                        Aetna allows otherwise.

1.10 Current Value:                     As of the most recent Valuation Period,
                                        the Net Purchase Payment and any
                                        additional amount deposited pursuant to
                                        3.10 plus any interest added to the
                                        portion allocated to the AG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.11 Deposit Period:                    A calendar week, a calendar month, a
                                        calendar quarter, or any other period of time specified by Aetna during which Net
                                        Purchase Payment(s), Transfers and
                                        Reinvestments are accepted into the AG
                                        Account for one or more Guaranteed
                                        Terms. Aetna reserves the right to
                                        extend the Deposit Period.

1.12 Dollar Cost Averaging:             A program that permits the Contract
                                        Holder to systematically transfer
                                        amounts from any of the Funds and the
                                        one-year AG Account Guaranteed Term to
                                        any of the Funds. Dollar Cost Averaging
                                        is not available with the Systematic
                                        Withdrawal Option or the Estate
                                        Conservation Option.

1.13 Fixed Annuity:                     An Annuity with payments that do not
                                        vary in amount.

1.14 Fund(s):                           The open-end management investment
                                        companies (mutual funds) in which the
                                        Separate Account invests.

1.15 General Account:                   The Account holding the assets of Aetna,
                                        other than those assets held in Aetna's
                                        separate accounts.

1.16 Guaranteed Rates --                Aetna will declare the interest rate(s)
     AG Account:                        applicable to a specific Guaranteed Term
                                        at the start of the Deposit Period for
                                        that Guaranteed Term. The rate(s) are
                                        guaranteed by Aetna for that Deposit
                                        Period and the ensuing Guaranteed Term.
                                        The Guaranteed Rates are annual
                                        effective yields. That is, interest is
                                        credited daily at a rate that will
                                        produce the Guaranteed Rate over the
                                        period of a year. No Guaranteed Rate
                                        will ever be less than the Minimum
                                        Guaranteed Rate shown on Contract
                                        Schedule I.

                                        For Guaranteed Terms of one year or
                                        less, one Guaranteed Rate is credited
                                        for the full Guaranteed Term. For longer
                                        Guaranteed Terms, an initial Guaranteed
                                        Rate is credited from the date of
                                        deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.17 Guaranteed Term:                   The period of time for which AG Account
                                        Guaranteed Rates are guaranteed on Net
                                        Purchase Payments, Transfers and
                                        Reinvestments made into a current
                                        Deposit Period for the AG Account. Such
                                        period begins on the day following the
                                        close of the Deposit Period and ends on
                                        the designated Maturity Date. Guaranteed
                                        Terms are offered at Aetna's discretion
                                        for various lengths of time ranging up
                                        to and including ten years.

                                        During a Deposit Period, Aetna may make
                                        available any number of Guaranteed
                                        Terms. The Contract Holder may allocate
                                        Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.18 Guaranteed Term(s) Groups:         All AG Account Guaranteed Term(s) with
                                        the same length of time from the close
                                        of the Deposit Period until the
                                        designated Maturity Date.

1.19 Maintenance Fee:                   The Maintenance Fee (see Contract
                                        Schedule I) will be deducted during the
                                        Accumulation Period from the Current
                                        Value on each anniversary of the date
                                        the Contract is established and upon
                                        surrender of the entire Contract.

1.20 Market Value Adjustment            An adjustment that may apply to an
     (MVA):                             amount withdrawn or transferred from an
                                        AG Account Guaranteed Term prior to the
                                        end of that Guaranteed Term. The
                                        adjustment reflects the change in the
                                        value of the investment due to changes
                                        in interest rates since the date of
                                        deposit and is computed using the
                                        formula given in 3.05. The adjustment is expressed as a percentage of each dollar withdrawn or transferred.

1.21 Matured Term Value:                The amount due on an AG Account
                                        Guaranteed Term's Maturity Date.

1.22 Matured Term Value                 During the calendar month following an
     Transfer:                          AG Account Maturity Date, the Contract
                                        Holder may notify Aetna's home office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Contract
                                        Holder during this period for any
                                        Matured Term Value.

1.23 Maturity Date:                     The last day of an AG Account Guaranteed
                                        Term.

1.24 Net Purchase Payment(s):           The Purchase Payment less premium taxes,
                                        if applicable.

1.25 Nonunitized Separate               A separate account set up by Aetna under
     Account:                           Title 38, Section 38a-433, of the
                                        Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The
                                        Contract Holder does not participate in
                                        the investment gain or loss from the
                                        assets held in the Nonunitized Separate
                                        Account. Such gain or loss is borne
                                        entirely by Aetna. These assets may be
                                        chargeable with liabilities arising out
                                        of any other business of Aetna.

1.26 Purchase Payment(s):               Payment(s) accepted by Aetna at its home
                                        office. Aetna reserves the right to
                                        refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract
                                        Holder.

1.27 Reinvestment:                      Aetna will mail a notice to the Contract
                                        Holder at least 18 calendar days before
                                        a Guaranteed Term's Maturity Date. This
                                        notice will contain the Terms available
                                        during current Deposit Periods with
                                        their Guaranteed Rate(s), and projected
                                        Matured Term Value. If no specific
                                        direction is given by the Contract
                                        Holder prior to the Maturity Date, each
                                        Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Contract Holder the next business day after the Maturity
                                        Date. This notice will state the
                                        Guaranteed Term and Guaranteed Rate(s)
                                        which will apply to the reinvested
                                        Matured Term Value.

1.28 Separate Account:                  A separate account that buys and holds
                                        shares of the Fund(s). Income, gains or
                                        losses, realized or unrealized, are
                                        credited or charged to the Separate
                                        Account without regard to other income,
                                        gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts.
                                        This Separate Account generally is not
                                        guaranteed and is held at market value.
                                        The assets of the Separate Account, to
                                        the extent of reserves and other
                                        contract liabilities of the Account,
                                        shall not be charged with other Aetna
                                        liabilities.

1.29 Surrender Value:                   The amount payable by Aetna upon the
                                        surrender of any portion of the
                                        Contract.

1.30 Transfers:                         The movement of invested amounts among
                                        the available Fund(s) and the AG Account under this Contract during the
                                        Accumulation Period.

1.31 Valuation Period (Period):         The period of time for which a Fund
                                        determines its net asset value, usually
                                        from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until
                                        4:15 p.m. the next such day, or such
                                        other day that one or more of the Funds
                                        determines its net asset value.

1.32 Variable Annuity:                  An Annuity with payments that vary with
                                        the net investment results of one or
                                        more Funds held under the Separate
                                        Account.

II. GENERAL PROVISIONS
--------------------------------------------------------------------------------
2.01 Change of Contract:                Only an authorized officer of Aetna may
                                        change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                                        Aetna reserves the right to refuse to
                                        accept any Purchase Payment at any time
                                        for any reason. This applies to
                                        subsequent Purchase Payments under the
                                        Contract. No advance notice will be
                                        given to the Contract Holder.

                                        Aetna may make any change that affects
                                        the AG Account Market Value Adjustment
                                        (3.05) with at least 30 days' advance
                                        written notice to the Contract Holder.
                                        Any such change shall become effective
                                        for any new Term.

                                        Aetna reserves the right to change the
                                        terms of the Systematic Withdrawal
                                        Option (3.09) for future elections and
                                        discontinue the availability of this
                                        option after proper notification.

                                        The following will not be changed:

                                        (a) Net Purchase Payment (1.24)
                                        (b) AG Account Guaranteed Rate (1.16)
                                        (c) Net Return Factor(s) -- Separate
                                            Account (3.03)
                                        (d) Current Value (1.10)
                                        (e) Surrender Value (1.29)

2.01 Change of Contract                 (f) Fund(s) Annuity Unit Value --
     (Cont'd):                              Separate Account (4.05)
                                        (g) Annuity options (4.07)
                                        (h) Fixed Annuity Interest Rates (4.01)
                                        (i) Transfers (1.30).

                                        Any change that affects the Annuity
                                        Options and the tables for the Options
                                        may be made:

                                        (a) No earlier than 12 months after the
                                            effective date of this Contract; and
                                        (b) No earlier than 12 months after the
                                            effective date of any prior change.

                                        This Contract may be changed as deemed
                                        necessary by Aetna to comply with
                                        federal or state law.

2.02 Change of Fund(s):                 The assets of the Separate Account are
                                        segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the
                                        Contract prospectively, or Aetna may
                                        substitute shares of another Fund for
                                        shares already acquired. Aetna may also, from time to time, add additional Funds.
                                        Any elimination, substitution or
                                        addition of Funds will be done in
                                        accordance with applicable state and
                                        federal securities laws. Aetna reserves
                                        the right to substitute shares of
                                        another Fund for shares already acquired without a proxy vote.

2.03 Nonparticipating Contract:         The Contract Holder or Beneficiaries
                                        will not have a right to share in the
                                        earnings of Aetna.

2.04 Payments and Elections:            While the Contract Holder is living,
                                        Aetna will pay the Contract Holder any
                                        Annuity payments as and when due. After
                                        the Contract Holder's death, or at the
                                        death of the first Contract Holder if
                                        the Contract is owned jointly, any
                                        Annuity payments required to be made
                                        will be paid in accordance with 4.03.
                                        Aetna will determine other payments
                                        and/or elections as of the end of the
                                        Valuation Period in which the request is received at its home office. Such payments will be made within 7 calendar days of receipt at its home office of a written claim for payment which is in good order, except as provided in 3.14.

2.05 State Laws:                        The Contract complies with the laws of
                                        the state in which it is delivered. Any
                                        surrender, death, or Annuity payments
                                        are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06 Control                            This is a Contract between the Contract
     of Contract:                       Holder and Aetna. The Contract Holder
                                        has all rights, title and interest for
                                        amounts held in the Contract. Choices
                                        made under this Contract must be in
                                        writing. If the Contract is owned
                                        jointly, both joint Contract Holders
                                        must authorize any Contract Holder
                                        change in writing. Until receipt of such choices at Aetna's home office, Aetna may rely on any previous choices made.

2.06 Control of Contract                The Contract is not subject to the
     (Cont'd):                          claims of any creditors of the Contract
                                        Holder, except to the extent permitted
                                        by law. The Contract Holder may assign
                                        or transfer his or her rights under the
                                        Contract. Aetna reserves the right not
                                        to accept assignment or transfer to a
                                        nonnatural person. Any assignment or
                                        transfer made under the Contract must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna.

2.07 Designation of                     Each Contract Holder shall name his or
     Beneficiary:                       her Beneficiary. If the Contract is
                                        owned jointly, both Contract Holders
                                        must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna. If the Contract is owned jointly, at the death of one Certificate Holder, the survivor will be deemed the Beneficiary;
                                        any other Beneficiary on record will be
                                        deemed a contingent Beneficiary.

2.08 Misstatements and                  If Aetna finds the age of any Annuitant
     Adjustments:                       to be misstated, the correct facts will
                                        be used to adjust payments.

2.09 Incontestability:                  Aetna cannot cancel this Contract
                                        because of any error of fact on the
                                        application.

2.10 Grace Period:                      This Contract will remain in effect even
                                        if Purchase Payments are not continued
                                        except as provided in the Payment of
                                        Adjusted Current Value provision (see
                                        3.16).

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------
3.01 Net Purchase Payment:              This amount is the actual Purchase
                                        Payment less any premium tax. Aetna
                                        reserves the right to pay premium taxes
                                        when due and deduct the amount from the
                                        current value when we pay the tax or at
                                        a later date.

                                        The Net Purchase Payment will be
                                        credited among:

                                        (a) The current Deposit Period(s) for
                                            Guaranteed Terms under the AG
                                            Account; and
                                        (b) The Fund(s) in which the Separate
                                            Account invests.

                                        For each Net Purchase Payment, the
                                        Contract Holder shall tell Aetna the
                                        allocation percentage to be applied to
                                        the current Deposit Period for each of
                                        the available Guaranteed Terms in the AG
                                        Account and/or each Fund. If allocation
                                        instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original application. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                                        Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments.

3.02 Fund(s) Record Units --            The portion of the Net Purchase
     Separate Account:                  Payment(s) applied to each Fund under
                                        the Separate Account will determine the
                                        number of Fund record units for that
                                        Fund. This number is equal to the
                                        portion of the Net Purchase Payment(s)
                                        applied to each Fund divided by the Fund record unit value (see 3.04) for the Valuation Period in which the Purchase
                                        Payment is received in good order at
                                        Aetna's home office.

3.03 Net Return Factor(s) --            The net return factor(s) are used to
     Separate Account:                  compute all Separate Account record
                                        units for any Fund.

                                        The net return factor for each Fund is
                                        equal to 1.0000000 plus the net return
                                        rate.

                                        The net return rate is equal to:


                                        (a)  The value of the shares of the Fund
                                             held by the Separate Account at the
                                             end of the Valuation Period; minus
                                        (b)  The value of the shares of the Fund
                                             held by the Separate Account at the
                                             start of the Valuation Period; plus
                                             or minus
                                        (c)  Taxes (or reserves for taxes) on
                                             the Separate Account (if any);
                                             divided by
                                        (d)  The total value of the Fund record
                                             units and Fund Annuity units of the
                                             Separate Account at the start of
                                             the Valuation Period; minus
                                        (e)  A daily Separate Account charge at
                                             an annual rate as shown on Contract
                                             Schedule I for mortality and
                                             expense risks, which may include
                                             profit; and a daily administrative
                                             charge.

                                        A net return rate may be more or less
                                        than 0%. The value of a share of the
                                        Fund is equal to the net assets of the
                                        Fund divided by the number of shares
                                        outstanding.

3.04 Fund Record Unit Value --          A Fund record unit value is computed by
     Separate Account:                  multiplying the net return factors for
                                        the current Valuation Period by the Fund record unit value for the previous
                                        Period. The dollar value of Fund record
                                        units, Separate Account assets, and
                                        Variable Annuity payments may go up or
                                        down due to investment gain or loss.

3.05 Market Value                       An MVA will apply to any withdrawal from
     Adjustment:                        the AG Account before the end of a
                                        Guaranteed Term when the withdrawal is
                                        due to:

                                        (a)  A Transfer; except for Transfers
                                             from the one-year AG Account
                                             Guaranteed Term under the Dollar
                                             Cost Averaging program or, as
                                             specified in 1.22 Matured Term
                                             Value Transfer;
                                        (b)  A full or partial surrender
                                             (including a 10% free withdrawal
                                             under 3.13) except for a partial
                                             withdrawal under the Systematic
                                             Withdrawal Option (see 3.09); or
                                        (c)  An election of an Annuity option
                                             (see 4.07).

                                        Full and partial surrenders and
                                        Transfers made within six months after
                                        the date of the Annuitant's death will
                                        be the greater of:

3.05 Market Value                       (a)  The aggregate MVA amount which is
     Adjustment                              the sum of all market value
     (Cont'd):                               adjusted amounts calculated due to
                                             a withdrawal of amounts. This total
                                             may be greater or less than the
                                             Current Value of those amounts; or

                                        (b)  The applicable portion of the
                                             Current Value in the AG Account.

                                        After the six-month period, the
                                        surrender or Transfer will be the
                                        aggregate MVA amount, which may be
                                        greater or less than the Current Value
                                        of those amounts.

                                        The greater of the aggregate MVA amount
                                        or the applicable portion of the Current
                                        Value applies to amounts withdrawn from
                                        the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

                                        Market value adjusted amounts will be
                                        equal to the amount withdrawn multiplied by the following ratio:

                                                         x
                                                        ---
                                                        365
                                                 (1 + i)
                                                 ------------
                                                         x
                                                        ---
                                                        365
                                                 (1 + j)

                                              Where:

                                                   i   is the Deposit Period
                                                       Yield
                                                   j   is the Current Yield
                                                   x   is the number of days
                                                       remaining, (computed from
                                                       Wednesday of the week of
                                                       withdrawal) in the
                                                       Guaranteed Term.

                                        The  Deposit Period Yield will be
                                        determined as follows:

                                        (a)  At the close of the last business
                                             day of each week of the Deposit
                                             Period, a yield will be computed as
                                             the average of the yields on that
                                             day of U.S. Treasury Notes which
                                             mature in the last three months of
                                             the Guaranteed Term.

                                        (b)  The Deposit Period Yield is the
                                             average of those yields for the
                                             Deposit Period. If withdrawal is
                                             made before the close of the
                                             Deposit Period, it is the average
                                             of those yields on each week
                                             preceding withdrawal.

                                        The Current Yield is the average of the
                                        yields on the last business day of the
                                        week preceding withdrawal on the same
                                        U.S. Treasury Notes included in the
                                        Deposit Period Yield.

                                        In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.06 Transfer of Current Value          Before an Annuity option is elected, all
     from the Funds or AG               or any portion of the Adjusted Current
     Account:                           Value may be transferred from any Fund
                                        or Guaranteed Term of the AG Account:

                                        (a) To any other Fund; or
                                        (b) To any Guaranteed Term of the AG
                                            Account available in the current
                                            Deposit Period.

                                        Transfer requests can be submitted as a
                                        percentage or as a dollar amount. Aetna
                                        may establish a minimum transfer amount.
                                        Within a Guaranteed Term Group, the
                                        amount to be surrendered or transferred
                                        will be withdrawn first from the oldest
                                        Deposit Period, then from the next
                                        oldest, and so on until the amount
                                        requested is satisfied.

                                        The Contract Holder may make an
                                        unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

                                        Amounts transferred from AG Account
                                        Guaranteed Term under the Dollar Cost
                                        Averaging program, or amounts
                                        transferred as a Matured Term Value on
                                        or within one calendar month after a
                                        Term's Maturity Date do not count
                                        against the annual Transfer limit.

                                        Amounts applied to Guaranteed Terms of
                                        the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) Matured Term Value(s) during the calendar month following the Term's Maturity Date; (2) amounts used as a premium for an Annuity option; (3) amounts transferred from the one-year AG Account Guaranteed term under the Dollar Cost Averaging Program; and (4) amounts distributed under the Systematic Withdrawal Option.

3.07 Notice to the                      The Contract Holder will receive
     Contract Holder:                   quarterly statements from Aetna of:


                                        (a) The value of any amounts held in:
                                            (1) The AG Account; and
                                            (2) The Fund(s) under the Separate
                                                Account.
                                        (b) The number of any Fund(s) record
                                            units; and
                                        (c) The Fund(s) record unit value.

                                        Such number or values will be as of a
                                        specific date no more than 60 days
                                        before the date of the notice.

3.08 Loans:                             Loans are not available under this
                                        Contract.

3.09 Systematic Withdrawal              A distribution option under which a
     Option (SWO):                      portion of the Current Value will
                                        automatically be surrendered and
                                        distributed each year. SWO payments will be calculated on the Contract's full
                                        Current Value. The distributed amount is withdrawn pro rata from each investment option used under the Contract. A
                                        Surrender Fee will not be deducted from
                                        any portion of the Current Value which
                                        is paid as a distribution under SWO.
                                        Contract Holders should consult their
                                        tax advisers prior to requesting this
                                        distribution option. Aetna will not be
                                        responsible for any adverse tax
                                        consequences due to receiving SWO
                                        payments.

                                        (a)  Amount of Distribution: The
                                             Contract Holder may elect one of
                                             the three payment methods described
                                             below.

                                             (1)  Specified Payment: Payments of
                                                  a designated dollar amount.
                                                  The annual amount may not be
                                                  greater than the percentage of
                                                  the Current Value on the date
                                                  of the SWO election as shown
                                                  on Contract Schedule I. This
                                                  annual dollar amount will
                                                  remain constant. At its
                                                  discretion, Aetna may require
                                                  a minimum payment amount; or

                                             (2)  Specified Period: Payments
                                                  made over a designated period
                                                  of time of at least 10 years.
                                                  The annual amount is
                                                  calculated by dividing the
                                                  Current Value as of December
                                                  31 of the year prior to the
                                                  payment year by the number of
                                                  payment years remaining; or

                                             (3)  Specified Percentage: Payments
                                                  of a designated percentage
                                                  which cannot be greater than
                                                  the percentage of the Current
                                                  Value at the time of election
                                                  as shown on Contract Schedule
                                                  I. The percentage may be
                                                  changed by written request.
                                                  Aetna reserves the right to
                                                  limit the number of times the
                                                  percentage may be changed. The
                                                  annual amount is calculated by
                                                  multiplying the Current Value
                                                  as of December 31 of the year
                                                  prior to the payment year by
                                                  the designated percentage.

                                             SWO Payments will cease upon the
                                             Contract Holder's or Annuitant's
                                             death. A Beneficiary, however, may
                                             elect to continue SWO as provided
                                             in 3.11.

                                        (b)  Minimum Initial Current Value: At
                                             its discretion, Aetna may require a
                                             minimum initial Current Value for
                                             election of this option. If after
                                             election of this option the Current
                                             Value is insufficient to make a
                                             scheduled SWO payment, Aetna will
                                             distribute the entire balance.

                                        (c)  Date of Distribution: The Contract
                                             Holder shall specify the first
                                             payment date. The earliest
                                             allowable first payment date is the
                                             date on which the Contract Holder
                                             attains age 59 1/2. As elected by
                                             the Contract Holder, SWO payments
                                             will be made on a monthly,
                                             quarterly, semi-annual or annual
                                             basis. If SWO payments are made
                                             more frequently than annually, the
                                             designated annual amount is divided
                                             by the number of payments

3.09 Systematic Withdrawal                   due each year. Subsequent payments
     Option (SWO)                            will be made on the 15th of the
     (Cont'd):                               appropriate months or on such other
                                             date Aetna may designate or allow.

                                        (d)  Election and Revocation: SWO may be
                                             elected by submitting a completed
                                             and signed election form to Aetna's
                                             home office. Once elected, this
                                             option may be revoked by the
                                             Contract Holder or spousal
                                             Beneficiary, if elected after the
                                             Contract Holder's death, by
                                             submitting a written request to
                                             Aetna at its home office. Any
                                             revocation will apply only to
                                             amounts not yet paid. SWO may be
                                             elected only once by the Contract
                                             Holder or by the spouse
                                             Beneficiary.

3.10 Death Benefit Amount:              If the Contract Holder or Annuitant dies
                                        before Annuity payments start, the
                                        Beneficiary is entitled to a death
                                        benefit under the Contract. If the
                                        Contract is owned jointly, the death
                                        benefit is paid at the death of the
                                        first joint Contract Holder to die. The
                                        claim date is the date when proof of
                                        death and the Beneficiary's claim are
                                        received in good order at Aetna's home
                                        office. The amount of the death benefit
                                        is determined as follows:

                                        (a)  Death of Annuitant when the
                                             Contract Holder is the Annuitant.
                                             The guaranteed death benefit is the
                                             greatest of:

                                             (1)  The sum of all Net Purchase
                                                  Payment(s) made to the
                                                  Contract (as of the date of
                                                  death) minus the sum of all
                                                  amounts surrendered, applied
                                                  to an Annuity, or deducted
                                                  from the Contract;

                                             (2)  The highest step-up value, as
                                                  of the date of death, prior to
                                                  the Annuitant's 75th birthday.
                                                  A step-up value is determined
                                                  on each anniversary of the
                                                  Effective Date. Each step-up
                                                  value is calculated as the
                                                  Contract's Current Value on
                                                  the Effective Date
                                                  anniversary, increased by the
                                                  amount of any Purchase
                                                  Payment(s) made, and decreased
                                                  by the sum of all amounts
                                                  surrendered, deducted, and/or
                                                  applied to an Annuity option
                                                  since the Effective Date
                                                  anniversary.

                                             (3)  The Contract's Current Value
                                                  as of the date of death.

                                             The excess, if any, of the
                                             guaranteed death benefit value over
                                             the Contract's Current Value is
                                             determined as of the date of death.
                                             Any excess amount will be deposited
                                             to the Contract and allocated to
                                             Aetna Variable Encore Fund as of
                                             the claim date. The Current Value
                                             on the claim date plus any excess
                                             amount deposited becomes the
                                             Contract's Current Value.

                                        (b)  Death of the Contract Holder if the
                                             Contract Holder is not the
                                             Annuitant: The death benefit amount
                                             is the Adjusted Current Value on
                                             the claim date. A Surrender Fee may
                                             apply to any full or partial
                                             surrender (see 3.13 and Contract
                                             Schedule I).

                                        (c)  At the death of a spousal
                                             Beneficiary who continued the
                                             Contract in his or her own name,
                                             the death benefit amount is equal
                                             to the Adjusted Current Value less
                                             any applicable Surrender Fee on the
                                             amount of any Purchase Payment(s)
                                             made since the death of the
                                             Contract Holder.

3.11 Death Benefit Options              Prior to any election, or until amounts
     available to Beneficiary:          must be otherwise distributed under this
                                        section, the Current Value will be
                                        retained in the Contract. The
                                        Beneficiary has the right to allocate or reallocate any amount to any of the available investment options (subject to an MVA, if applicable). The following options are available to the
                                        Beneficiary:

                                        (a)  When the Contract Holder is the
                                             Annuitant: If the Annuitant dies,
                                             (or when the Contract Holder is a
                                             nonnatural person):

                                             (1)  If the Beneficiary is the
                                                  surviving spouse, the spousal
                                                  Beneficiary will be the
                                                  successor Contract Holder and
                                                  may exercise all Contract
                                                  Holder rights under the
                                                  Contract and continue in the
                                                  Accumulation Period, or may
                                                  elect (i) or (ii) below. Under
                                                  the Code, distributions from
                                                  the Contract are not required
                                                  until the spousal
                                                  Beneficiary's death. The
                                                  spousal Beneficiary may elect
                                                  to:

                                                  (i)  Apply some or all of the
                                                       Adjusted Current Value to
                                                       an Annuity option (see
                                                       4.07); or

                                                  (ii) Receive, at any time, a
                                                       lump sum payment equal to
                                                       the Adjusted Current
                                                       Value.

                                             (2)  If the Beneficiary is other
                                                  than the surviving spouse,
                                                  then options (i) or (ii) above
                                                  apply. Any portion of the
                                                  death benefit not applied to
                                                  an Annuity option within one
                                                  year of the Contract Holder's
                                                  death, must be distributed
                                                  within five years of the date
                                                  of death.

                                             (3)  If no Beneficiary exists, a
                                                  lump sum payment equal to the
                                                  Adjusted Current Value must be
                                                  made to the Contract Holder's
                                                  estate within five years of
                                                  the date of death. If the
                                                  Contract Holder is a
                                                  nonnatural person, the death
                                                  benefit is paid in one lump
                                                  sum to the Contract Holder.

                                             (4)  If the Beneficiary is an
                                                  entity, a lump sum payment
                                                  equal to the Adjusted Current
                                                  Value must be made within five
                                                  years of the date of death.

                                        (b)  When the Contract Holder is not the
                                             Annuitant when the Contract Holder
                                             dies:

                                             (1)  If the Beneficiary is the
                                                  Contract Holder's surviving
                                                  spouse, the spousal
                                                  Beneficiary will be the
                                                  successor Contract Holder and
                                                  may exercise all Contract
                                                  Holder rights under the
                                                  Contract and continue in the
                                                  Accumulation Period, or may
                                                  elect (i) or (ii) below. Under
                                                  the Code, distributions from
                                                  the Contract are not required
                                                  until the spousal
                                                  Beneficiary's death. The
                                                  spousal Beneficiary may elect
                                                  to:

                                                  (i)  Apply some or all of the
                                                       Adjusted Current Value to
                                                       an Annuity option (see
                                                       4.07); or

3.11 Death Benefit Options                        (ii) Receive, at any time, a
     available to Beneficiary                          lump sum payment equal to
     (Cont'd):                                         the Surrender Value.

                                             (2)  If the Beneficiary is other
                                                  than the Contract Holder's
                                                  surviving spouse, then options
                                                  (i) or (ii) under (1) above
                                                  apply. Any portion of the
                                                  death benefit not applied to
                                                  an Annuity option within one
                                                  year of the Contract Holder's
                                                  death will be subject to a
                                                  Surrender Fee, if applicable,
                                                  and must be distributed within
                                                  five years of the date of
                                                  death.

                                             (3)  If no Beneficiary exists, a
                                                  lump sum payment equal to the
                                                  Surrender Value must be made
                                                  to the Contract Holder's
                                                  estate within five years of
                                                  the date of death.

                                             (4)  If the Beneficiary is an
                                                  entity, a lump sum payment
                                                  equal to the Surrender Value
                                                  must be made within five years
                                                  of the date of death.

                                        (c)  When the Contract Holder is a
                                             natural person and not the
                                             Annuitant, when the Annuitant dies,
                                             the Beneficiary (or the Contract
                                             Holder if no Beneficiary exists)
                                             may elect to:

                                             (i)  Apply all or some of the
                                                  Adjusted Current Value to an
                                                  Annuity option within 60 days
                                                  of the date of death; or

                                             (ii) Receive a lump sum payment
                                                  equal to the Adjusted Current
                                                  Value.

3.12 Liquidation of                     All or any portion of the Current Value
     Surrender Value:                   may be surrendered at any time.
                                        Surrender requests can be submitted as a percentage of the Current Value or as a specific dollar amount. Net Purchase
                                        Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current
                                        Value is invested. Within a Guaranteed
                                        Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                                        After deduction of the Maintenance Fee,
                                        if applicable, the surrendered amount
                                        shall be reduced by a Surrender Fee, if
                                        applicable. An MVA may apply to amounts
                                        surrendered from the AG Account.

3.13 Surrender Fee:                     The Surrender Fee only applies to the
                                        Net Purchase Payment(s) portion
                                        surrendered and varies according to the
                                        elapsed time since deposit (see Contract
                                        Schedule I). Net Purchase Payment
                                        amounts are withdrawn in the same order
                                        they were applied.

                                        No Surrender Fee is deducted from any
                                        portion of the Net Purchase Payment
                                        which is paid:

3.13 Surrender Fee                      (a)  To a Beneficiary due to the
     (Cont'd):                               Annuitant's death before Annuity
                                             payments start, up to a maximum of
                                             the aggregate Net Purchase
                                             Payment(s) minus the total of all
                                             partial surrenders, amounts applied
                                             to an Annuity and deductions made
                                             prior to the Annuitant's date of
                                             death;

                                        (b)  As a premium for an Annuity option
                                             (see 4.07);

                                        (c)  As a distribution under the SWO
                                             provision (see 3.09);

                                        (d)  At least 12 months after the date
                                             of the first Purchase Payment to
                                             the Contract, in an amount equal to
                                             or less than 10% of the Current
                                             Value. This applies to the first
                                             surrender request, partial or full,
                                             in a calendar year. The Current
                                             Value is calculated as of the date
                                             the surrender request is received
                                             in good order at Aetna's home
                                             office. This waiver is not
                                             available to the Contract Holder
                                             while SWO is in effect;

                                        (e)  For a full surrender where the
                                             Contract's Current Value is $2,500
                                             or less and no surrenders have been
                                             taken from the Contract within the
                                             prior 12 months;

                                        (f)  By Aetna under 3.15; or

                                        (g)  If the Annuitant has spent at least
                                             45 consecutive days in a licensed
                                             nursing care facility and each of
                                             the following conditions are met:

                                             (1)  more than one calendar year
                                                  has elapsed since the date the
                                                  Contract was issued; and

                                             (2)  the surrender is requested
                                                  within 3 years of admission to
                                                  a licensed nursing care
                                                  facility.

                                             This waiver does not apply if the
                                             Annuitant was in a nursing
                                             care facility at the time the
                                             Contract was issued.

3.14 Payment of                         Under certain emergency conditions,
     Surrender Value:                   Aetna may defer payment:

                                        (a)  For a period of up to 6 months
                                             (unless not allowed by state law);
                                             or

                                        (b)  As provided by federal law.

3.15 Payment of Adjusted                Upon 90 days' written notice to the
     Current Value:                     Contract Holder, Aetna will terminate
                                        any Contract if the Current Value
                                        becomes less than $2,500 immediately
                                        following any partial surrender. Aetna
                                        does not intend to exercise this right
                                        in cases where the Current Value is
                                        reduced to $2,500 or less solely due to
                                        investment performance. A surrender fee
                                        will not be deducted from the Adjusted
                                        Current Value.

IV. ANNUITY PROVISIONS
--------------------------------------------------------------------------------
4.01 Choices:                           The Contract Holder may tell Aetna to
                                        apply any portion of the Adjusted
                                        Current Value (minus any premium tax, if applicable,) to any Annuity under option
                                        (see 4.07). The first Annuity payment
                                        may not be earlier than one calendar
                                        year after the initial Purchase Payment
                                        nor later than the later of:

                                        (a)  The first day of the month
                                             following the Annuitant's 85th
                                             birthday; or

                                        (b)  The tenth anniversary of the last
                                             Purchase Payment. In lieu of the
                                             election of an Annuity, the
                                             Contract Holder may tell Aetna to
                                             make a lump sum payment.

                                        When an Annuity option is chosen, Aetna
                                        must also be told if payments are to be
                                        made other than monthly and whether to
                                        pay:

                                        (a)  A Fixed Annuity using the General
                                             Account;

                                        (b)  A Variable Annuity using any of the
                                             Fund(s) available under this
                                             Contract for Annuity purposes; or

                                        (c)  A combination of (a) and (b).

                                        If a Fixed Annuity is chosen, the
                                        Annuity purchase rate for the option
                                        chosen reflects at least the Minimum
                                        Guaranteed Interest Rate (see Contract
                                        Schedule II), but may reflect a higher
                                        interest rate. If a Variable Annuity is
                                        chosen, the initial Annuity payment for
                                        the option chosen reflects the assumed
                                        annual return rate elected. (see
                                        Contract Schedule II).

4.02 Terms of Annuity                   (a)  When payments start, the age of the
     Options:                                Annuitant plus the number of years
                                             for which payments are guaranteed
                                             must not exceed 95.

                                        (b)  An Annuity option may not be
                                             elected if the first payment would
                                             be less than $50 or if the total
                                             payments in a year would be less
                                             than $250 (less if required by
                                             state law). Aetna reserves the
                                             right to increase the minimum first
                                             Annuity payment amount and the
                                             minimum annual Annuity payment
                                             amount based upon increases
                                             reflected in the Consumer Price
                                             Index-Urban, (CPI-U) since July 1,
                                             1993.

                                        (c)  If a Fixed Annuity is chosen and a
                                             larger payment would result from
                                             applying the Surrender Value to a
                                             current Aetna single premium
                                             immediate Annuity, Aetna will make
                                             the larger payment.

                                        (d)  For purposes of calculating the
                                             guaranteed first payment of a
                                             Variable Annuity or the payments
                                             for a Fixed Annuity, the
                                             Annuitant's and second Annuitant's
                                             adjusted age will be used. The
                                             Annuitant's and second Annuitant's
                                             adjusted age is his or her age as
                                             of the birthday closest to the
                                             Annuity commencement date reduced
                                             by one year for Annuity
                                             commencement dates occurring during
                                             the period of time from July 1,
                                             1993 through December 31, 1999. The
                                             Annuitant's and

4.02 Terms of Annuity                        second Annuitant's age will be
     Options (Cont'd):                       reduced by two years for Annuity
                                             commencement dates occurring during
                                             the period of time from January 1,
                                             2000 through December 31, 2009. The
                                             Annuitant's and second Annuitant's
                                             age will be reduced by one
                                             additional year for Annuity
                                             commencement dates occurring in
                                             each succeeding decade.

                                             The Annuity purchase rates for
                                             options 2 and 3 are based on
                                             mortality from 1983 Table a.

                                        (e)  Assumed Annual Net Return Rate is
                                             the interest rate used to determine
                                             the amount of the first Annuity
                                             payment under a Variable Annuity as
                                             shown on Contract Schedule II. The
                                             Separate Account must earn this
                                             rate plus enough to cover the
                                             mortality and expense risks charges
                                             (which may include profit) and
                                             administrative charges if future
                                             Variable Annuity Payments are to
                                             remain level, (see Annuity return
                                             factor under Variable Annuity
                                             Assumed Annual Net Return Rate on
                                             Contract Schedule II).

                                        (f)  Once elected, Annuity payments
                                             cannot be commuted to a lump sum
                                             except for Variable Annuity
                                             payments under option 1 (see 4.07).
                                             The life expectancy of the
                                             Annuitant and the Annuitant and
                                             second Annuitant shall be
                                             irrevocable upon the election of an
                                             Annuity option.

4.03 Death of Annuitant/                (a)  Contract Holder is Annuitant: When
     Beneficiary:                            the Contract Holder is the
                                             Annuitant and the Annuitant dies
                                             under option 1 or 2, or if both the
                                             Annuitant and the second Annuitant
                                             die under option 3(d), the present
                                             value of any remaining guaranteed
                                             payments will be paid in one sum to
                                             the Beneficiary, or upon election
                                             by the Beneficiary, any remaining
                                             payments will continue to the
                                             Beneficiary. If option 3 has been
                                             elected and the Contract Holder
                                             dies, the remaining payments will
                                             continue to the successor payee. If
                                             no successor payee has been
                                             designated, the Beneficiary will be
                                             treated as the successor payee. If
                                             the Contract has joint Contract
                                             Holders, the surviving joint
                                             Contract Holder will be deemed the
                                             successor payee.

                                        (b)  Contract Holder is Not Annuitant:
                                             When the Contract Holder is not the
                                             Annuitant and the Contract Holder
                                             dies, the remaining payments will
                                             continue to the successor payee. If
                                             no successor payee has been
                                             designated, the Beneficiary will be
                                             treated as the successor payee. If
                                             the Contract has joint Contract
                                             Holders, the surviving joint
                                             Contract Holder will be deemed the
                                             successor payee.

                                             If the Annuitant dies under option
                                             1 or 2, or if both the Annuitant
                                             and the second Annuitant die under
                                             option 3(d), the present value of
                                             any remaining guaranteed payments
                                             will be paid in one sum to the
                                             Beneficiary, or upon the election
                                             by the Beneficiary, any remaining
                                             payments will continue to the
                                             Beneficiary. If option 3 has been
                                             elected, and the Annuitant dies,
                                             the remaining payments will
                                             continue to the Contract Holder.

4.03 Death of Annuitant/                (c)  No Beneficiary Named/Surviving: If
     Beneficiary                             there is no Beneficiary, the
     (Cont'd):                               present value of any remaining
                                             payments will be paid in one sum to
                                             the Contract Holder, or if the
                                             Contract Holder is not living, then
                                             to the Contract Holder's estate.

                                        (d)  If the Beneficiary or the successor
                                             payee dies while receiving Annuity
                                             payments, the present value of any
                                             remaining guaranteed payments will
                                             be paid in one sum to the successor
                                             Beneficiary/payee, or upon election
                                             by the successor Beneficiary/payee,
                                             any remaining payments will
                                             continue to the successor
                                             Beneficiary/payee. If no successor
                                             Beneficiary/payee has been
                                             designated, the present value of
                                             any remaining guaranteed payments
                                             will be paid in one sum to the
                                             Beneficiary's/payee's estate.

                                        (e)  The present value will be
                                             determined as of the Valuation
                                             Period in which proof of death
                                             acceptable to Aetna and a request
                                             for payment is received at Aetna's
                                             home office. The interest rate used
                                             to determine the first payment will
                                             be used to calculate the present
                                             value.

4.04 Fund(s) Annuity Units --           The number of each Fund's Annuity units
     Separate Account:                  is based on the amount of the first
                                        Variable Annuity payment which is equal
                                        to:

                                        (a)  The portion of the Current Value
                                             applied to pay a Variable Annuity
                                             (minus any premium tax); divided by
                                        (b)  1,000; multiplied by
                                        (c)  The payment rate for the option
                                             chosen.

                                        Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity Unit               For any Valuation Period, a Fund Annuity
     Value -- Separate                  unit value is equal to:
     Account:

                                        (a)  The value for the previous Period;
                                             multiplied by
                                        (b)  The Annuity net return factor(s)
                                             (see 4.06 below) for the Period;
                                             multiplied by
                                        (c)  A factor to reflect the assumed
                                             annual net return rate (see
                                             Contract Schedule II).

                                        The dollar value of a Fund Annuity unit
                                        values and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net Return                 The Annuity net return factor(s) are
     Factor(s) -- Separate              used to compute Annuity payments for any
     Account:                           Fund.

                                        The Annuity net return factor for each
                                        Fund is equal to 1.0000000 plus the net
                                        return rate.

                                        The net return rate is equal to:

                                        (a)  The value of the shares of the Fund
                                             held by the Separate Account at the
                                             end of a Valuation Period; minus
                                        (b)  The value of the shares of the Fund
                                             held by the Separate Account at the
                                             start of the Valuation Period; plus
                                             or minus
                                        (c)  Taxes (or reserves for taxes) on
                                             the Separate Account (if any);
                                             divided by
                                        (d)  The total value of the Fund record
                                             units and Fund Annuity units of the
                                             Separate Account at the start of
                                             the Valuation Period; minus
                                        (e)  A daily charge for Annuity
                                             mortality and expense risks, which
                                             may include profit, and a daily
                                             administrative charge (at the
                                             annual rate as shown on Contract
                                             Schedule II).

                                        A net return rate may be more or less
                                        than 0%.

                                        The value of a share of the Fund is
                                        equal to the net assets of the Fund
                                        divided by the number of shares
                                        outstanding.

                                        Payments shall not be changed due to
                                        changes in the mortality or expense
                                        results or administrative charges.

4.07 Annuity Options:                   Option 1 -- Payments for a Stated Period
                                        of Time -- An Annuity will be paid for
                                        the number of years chosen. The number
                                        of years must be at least 5 and not more than 30.

                                        If payments for this option are made
                                        under a Variable Annuity, the present
                                        value of any remaining payments may be
                                        withdrawn at any time. If a withdrawal
                                        is requested within 3 years after the
                                        start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.13).

                                        If a nonspouse Beneficiary elects this
                                        option at the death of the Contract
                                        Holder, the period selected may not
                                        extend beyond the Beneficiary's life
                                        expectancy.

                                        Option 2 -- Life Income -- An Annuity
                                        will be paid for the life of the
                                        Annuitant. If also chosen, Aetna will
                                        guarantee payments for 60, 120, 180, or
                                        240 months.

                                        Option 3 -- Life Income Based upon the
                                        Lives of Two Annuitants -- An Annuity
                                        will be paid during the lives of the
                                        Annuitant and a second Annuitant.
                                        Payments will continue until both
                                        Annuitants have died. When this option
                                        is chosen, a choice must be made of:

                                        (a) 100% of the payment to continue
                                            after the first death;
                                        (b) 66 2/3% of the payment to continue
                                            after the first death;
                                        (c) 50% of the payment to continue after
                                            the first death;

4.07 Annuity Options                    (d)  Payments for a minimum of 120
     (Cont'd):                               months with 100% of the payment to
                                             continue after the first death; or
                                        (e)  100% of the payment to continue
                                             at the death of the second
                                             Annuitant and 50% of the payment to
                                             continue at the death of the
                                             Annuitant.

                                        Other Options -- Aetna may make other
                                        options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


               Guaranteed    Monthly   Quarterly      Semi-Annual     Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      3           3.00%      $ 28.99    $ 86.76        $ 172.88     $ 343.23
      4           3.00%        22.06      66.02          131.56       261.19
      5           3.00%        17.91      53.59          106.78       211.99
      6           3.00%        15.14      45.30           90.27       179.22
      7           3.00%        13.16      39.39           78.49       155.83
      8           3.00%        11.68      34.96           69.66       138.31
      9           3.00%        10.53      31.52           62.81       124.69
     10           3.00%         9.61      28.77           57.33       113.82
     11           3.00%         8.86      26.52           52.85       104.93
     12           3.00%         8.24      24.65           49.13        97.54
     13           3.00%         7.71      23.08           45.98        91.29
     14           3.00%         7.26      21.73           43.29        85.95
     15           3.00%         6.87      20.56           40.96        81.33
     16           3.00%         6.53      19.54           38.93        77.29
     17           3.00%         6.23      18.64           37.14        73.74
     18           3.00%         5.96      17.84           35.56        70.59
     19           3.00%         5.73      17.13           34.14        67.78
     20           3.00%         5.51      16.50           32.87        65.26
     21           3.00%         5.32      15.92           31.72        62.98
     22           3.00%         5.15      15.40           30.68        60.92
     23           3.00%         4.99      14.92           29.74        59.04
     24           3.00%         4.84      14.49           28.88        57.33
     25           3.00%         4.71      14.09           28.08        55.76
     26           3.00%         4.59      13.73           27.36        54.31
     27           3.00%         4.47      13.39           26.68        52.97
     28           3.00%         4.37      13.08           26.06        51.74
     29           3.00%         4.27      12.79           25.49        50.60
     30           3.00%         4.18      12.52           24.95        49.53

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months


     Adjusted
      Age of
     Annuitant      None           60        120       180       240
--------------------------------------------------------------------------------
        50         $ 4.05        $ 4.05    $ 4.03    $ 3.99    $ 3.93
        51           4.12          4.11      4.09      4.05      3.99
        52           4.19          4.19      4.16      4.11      4.04
        53           4.27          4.26      4.23      4.18      4.10
        54           4.35          4.34      4.31      4.25      4.16

        55           4.44          4.42      4.39      4.32      4.22
        56           4.53          4.51      4.47      4.40      4.29
        57           4.62          4.61      4.56      4.48      4.35
        58           4.72          4.71      4.65      4.56      4.42
        59           4.83          4.81      4.75      4.64      4.49

        60           4.95          4.93      4.86      4.73      4.55
        61           5.07          5.05      4.97      4.83      4.62
        62           5.20          5.17      5.08      4.92      4.69
        63           5.34          5.31      5.20      5.02      4.76
        64           5.49          5.45      5.33      5.12      4.83

        65           5.65          5.61      5.47      5.22      4.89
        66           5.82          5.77      5.61      5.33      4.96
        67           6.01          5.94      5.75      5.44      5.02
        68           6.20          6.13      5.91      5.54      5.08
        69           6.41          6.33      6.07      5.65      5.14

        70           6.64          6.54      6.23      5.76      5.19
        71           6.88          6.76      6.41      5.86      5.24
        72           7.14          7.00      6.59      5.97      5.28
        73           7.43          7.26      6.77      6.06      5.32
        74           7.73          7.53      6.96      6.16      5.35

        75           8.06          7.82      7.14      6.25      5.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

    Adjusted Ages
             Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 3.69        $ 4.05         $ 4.27         $ 3.69         $ 4.03
    55         55          3.88          4.25           4.47           3.87           4.14
    55         60          3.99          4.44           4.71           3.98           4.42

    60         55          3.99          4.44           4.71           3.98           4.42
    60         60          4.24          4.71           4.99           4.23           4.57
    60         65          4.38          4.97           5.32           4.38           4.93

    65         60          4.38          4.97           5.32           4.38           4.93
    65         65          4.72          5.33           5.70           4.71           5.14
    65         70          4.93          5.68           6.15           4.91           5.66

    70         65          4.93          5.68           6.15           4.91           5.66
    70         70          5.40          6.21           6.70           5.36           5.96
    70         75          5.69          6.68           7.32           5.62           6.67

    75         70          5.69          6.68           7.32           5.62           6.67
    75         75          6.37          7.45           8.15           6.23           7.12
    75         80          6.78          8.11           8.99           6.54           8.13

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                Monthly   Quarterly      Semi-Annual     Annual
    Years       Payment    Payment         Payment      Payment
------------------------------------------------------------------
      3        $ 29.19    $ 87.33        $ 173.91     $ 344.86
      4          22.27      66.61          132.65       263.04
      5          18.12      54.19          107.92       213.99
      6          15.35      45.92           91.44       181.32
      7          13.38      40.01           79.69       158.01
      8          11.90      35.59           70.88       140.56
      9          10.75      32.16           64.05       127.00
     10           9.83      29.42           58.59       116.18
     11           9.09      27.18           54.13       107.34
     12           8.46      25.32           50.42        99.98
     13           7.94      23.75           47.29        93.78
     14           7.49      22.40           44.62        88.47
     15           7.10      21.24           42.31        83.89
     16           6.76      20.23           40.29        79.89
     17           6.47      19.34           38.51        76.37
     18           6.20      18.55           36.94        73.25
     19           5.97      17.85           35.54        70.47
     20           5.75      17.22           34.28        67.98
     21           5.56      16.65           33.15        65.74
     22           5.39      16.13           32.13        63.70
     23           5.24      15.66           31.19        61.85
     24           5.09      15.24           30.34        60.17
     25           4.96      14.85           29.56        58.62
     26           4.84      14.49           28.85        57.20
     27           4.73      14.15           28.19        55.90
     28           4.63      13.85           27.58        54.69
     29           4.53      13.57           27.02        53.57
     30           4.45      13.30           26.49        52.53

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


              Monthly   Quarterly      Semi-Annual     Annual
    Years     Payment    Payment         Payment      Payment
-----------------------------------------------------------------
      3       $ 29.80    $ 89.04        $ 176.99     $ 349.72
      4         22.89      68.38          135.93       268.58
      5         18.74      56.00          111.33       219.98
      6         15.99      47.77           94.96       187.64
      7         14.02      41.90           83.30       164.59
      8         12.56      37.52           74.58       147.35
      9         11.42      34.11           67.81       133.99
     10         10.51      31.40           62.42       123.34
     11          9.77      29.19           58.03       114.66
     12          9.16      27.36           54.38       107.45
     13          8.64      25.81           51.31       101.39
     14          8.20      24.50           48.69        96.21
     15          7.82      23.36           46.44        91.75
     16          7.49      22.37           44.47        87.88
     17          7.20      21.51           42.75        84.88
     18          6.94      20.74           41.23        81.47
     19          6.71      20.06           39.88        78.80
     20          6.51      19.46           38.68        76.42
     21          6.33      18.91           37.59        74.28
     22          6.17      18.42           36.62        72.35
     23          6.02      17.98           35.73        70.61
     24          5.88      17.57           34.93        69.02
     25          5.76      17.20           34.20        67.57
     26          5.65      16.87           33.53        66.25
     27          5.54      16.56           32.92        65.04
     28          5.45      16.28           32.35        63.93
     29          5.36      16.01           31.83        62.90
     30          5.28      15.77           31.35        61.95

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%

                   Payments Guaranteed for a Stated Period of Months

      Age of
     Annuitant      None           60        120       180       240
--------------------------------------------------------------------------------
        50         $ 4.34        $ 4.34    $ 4.31    $ 4.27    $ 4.22
        51           4.41          4.40      4.38      4.33      4.27
        52           4.48          4.47      4.45      4.40      4.32
        53           4.56          4.55      4.52      4.46      4.38
        54           4.64          4.63      4.59      4.53      4.44

        55           4.72          4.71      4.67      4.60      4.50
        56           4.81          4.80      4.75      4.67      4.56
        57           4.91          4.89      4.84      4.75      4.62
        58           5.01          4.99      4.93      4.83      4.69
        59           5.12          5.10      5.03      4.92      4.75

        60           5.23          5.21      5.13      5.00      4.82
        61           5.36          5.33      5.24      5.09      4.88
        62           5.49          5.45      5.35      5.19      4.95
        63           5.63          5.59      5.47      5.28      5.02
        64           5.78          5.73      5.60      5.38      5.08

        65           5.94          5.89      5.73      5.48      5.15
        66           6.11          6.05      5.87      5.58      5.21
        67           6.29          6.22      6.02      5.69      5.27
        68           6.49          6.41      6.17      5.79      5.33
        69           6.70          6.60      6.33      5.90      5.38

        70           6.92          6.81      6.49      6.00      5.43
        71           7.17          7.04      6.66      6.10      5.48
        72           7.43          7.27      6.84      6.20      5.52
        73           7.71          7.53      7.02      6.30      5.55
        74           8.02          7.70      7.20      6.39      5.59

        75           8.35          8.08      7.38      6.48      5.62

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 5.0%

                    Payments Guaranteed for a Stated Period of Months

      Age of
     Annuitant      None           60        120       180       240
--------------------------------------------------------------------------------
        50         $ 5.26        $ 5.25    $ 5.22    $ 5.17    $ 5.11
        51           5.33          5.32      5.28      5.23      5.15
        52           5.40          5.38      5.34      5.29      5.20
        53           5.47          5.45      5.41      5.35      5.26
        54           5.54          5.53      5.48      5.41      5.31

        55           5.63          5.61      5.56      5.47      5.36
        56           5.71          5.69      5.63      5.54      5.42
        57           5.80          5.78      5.72      5.61      5.47
        58           5.90          5.88      5.81      5.69      5.53
        59           6.01          5.98      5.90      5.77      5.59

        60           6.12          6.09      6.00      5.85      5.65
        61           6.24          6.21      6.10      6.93      5.71
        62           6.37          6.33      6.21      6.02      5.77
        63           6.51          6.46      6.33      6.11      5.83
        64           6.66          6.60      6.45      6.20      5.89

        65           6.82          6.75      6.57      6.30      5.95
        66           6.99          6.91      6.71      6.39      6.01
        67           7.17          7.08      6.85      6.49      6.06
        68           7.36          7.27      6.99      6.59      6.12
        69           7.57          7.46      7.15      6.69      6.17

        70           7.80          7.67      7.30      6.78      6.21
        71           8.05          7.89      7.47      6.88      6.25
        72           8.31          8.13      7.64      6.97      6.29
        73           8.59          8.38      7.81      7.06      6.33
        74           8.90          8.64      7.99      7.15      6.36

        75           9.23          8.93      8.16      7.23      6.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

    Adjusted Ages
             Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 3.97        $ 4.35         $ 4.56         $ 3.97         $ 4.31
    55         55          4.16          4.54           4.76           4.15           4.42
    55         60          4.27          4.73           5.00           4.26           4.48

    60         55          4.27          4.73           5.00           4.26           4.70
    60         60          4.51          4.99           5.27           4.50           4.84
    60         65          4.66          5.25           5.61           4.65           4.93

    65         60          4.66          5.25           5.61           4.65           5.22
    65         65          4.99          5.61           5.99           4.98           5.42
    65         70          5.19          5.97           6.44           5.17           5.54

    70         65          5.19          5.97           6.44           5.17           5.93
    70         70          5.67          6.49           6.99           5.62           6.23
    70         75          5.95          6.96           7.61           5.87           6.40

    75         70          5.95          6.96           7.61           5.87           6.95
    75         75          6.64          7.73           8.43           6.48           7.40
    75         80          7.04          8.39           9.29           6.79           7.64

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

    Adjusted Ages
             Second
Annuitant   Annuitant    Option 3a    Option 3b      Option 3c      Option 3d      Option 3e
----------------------------------------------------------------------------------------------
    55         50        $ 4.88        $ 5.26         $ 5.48         $ 4.88         $ 5.23
    55         55          5.04          5.44           5.66           5.04           5.32
    55         60          5.15          5.63           5.91           5.14           5.38

    60         55          5.15          5.63           5.91           5.14           5.59
    60         60          5.37          5.87           6.16           5.37           5.72
    60         65          5.52          6.14           6.51           5.51           5.80

    65         60          5.52          6.14           6.51           5.51           6.10
    65         65          5.83          6.49           6.87           5.82           6.29
    65         70          6.04          6.84           7.34           6.00           6.41

    70         65          6.04          6.84           7.34           6.00           6.81
    70         70          6.49          7.35           7.87           6.44           7.08
    70         75          6.77          7.84           8.51           6.68           7.25

    75         70          6.77          7.84           8.51           6.68           7.81
    75         75          7.45          8.60           9.33           7.27           8.25
    75         80          7.86          9.28          10.20           7.57           8.49

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                  [Aetna logo]
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                                 P.O. Box 30670
                        Hartford, Connecticut 06150-0670
                                 (800) 531-4547

           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.